Exhibit 99.2

FOR IMMEDIATE RELEASE:

Smart & Final Stores, Inc. Enters Into Asset Purchase Agreement with Haggen

COMMERCE, Calif. (October 5, 2015) — Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS) today announced that its subsidiary, Smart & Final Stores LLC, has entered into an agreement to acquire 28 store leases and related assets from affiliates of Haggen Holdings, LLC ( “Haggen”) for a cash purchase price of $56 million, subject to certain adjustments (the “Transaction”).  The Company has agreed to be a “Stalking Horse Bidder” in a court-supervised sale of certain of Haggen’s assets, and will be entitled to certain break-up fees and expense reimbursement should an alternate higher bid ultimately be approved.

If the Company is approved as the successful bidder in the auction for Haggen’s assets, the Transaction is expected to close during the Company’s fiscal fourth quarter 2015, subject to bankruptcy court and other customary approvals.

If completed, the Transaction will result in Smart & Final assuming the leases and acquiring certain associated assets of 27 closed stores in central and southern California and one closed store in Las Vegas, Nevada, which most recently have been operated as “Haggen” banner stores.  The Company plans to convert these stores to its Smart & Final Extra! store format, including investment in store fixtures and equipment, décor and signage and infrastructure upgrades.  The Company intends to fund the Transaction and related investment from existing cash and availability under credit facilities.

The timing of the conversion process will vary on a store by store basis and is expected to start during the Company's fiscal fourth quarter of 2015 and to be completed during the Company’s second quarter of 2016.  The newly converted Extra! stores will reflect Smart & Final’s distinctive operational footprint and store layout as well as unique, high-quality merchandise offering tailored to both household and business customers.

Smart & Final currently operates 270 stores under the Smart & Final and Cash & Carry store banners.  If completed, the Transaction would expand Smart & Final’s footprint in the California and Nevada markets and build upon its history of delivering quality products with exceptional value and shopping convenience to customers in the neighborhoods they serve.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value and quality-oriented food and everyday staples retailer that serves household and business customers. The Company is headquartered in Commerce (near Los Angeles), California, where it was founded over 140 years ago. As of October 3, 2015, the Company operated 270 grocery and foodservice stores under the “Smart & Final”, “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 16 stores in northern Mexico operated through a joint venture.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk Factors,” “Special Note Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Communications

O: 310.829.5400

investors@smartandfinal.com

Media Contact:

Smart & Final Press

Press@smartandfinal.com

(323) 202-1419